                                                                    EXHIBIT 3.17
================================================================================

                                State of Alaska

                Department of Commerce and Economic Development

                Division of Banking, Securities and Corporations

I certify that the attached 17 pages are true copies of records on file with the Department of Commerce and Economic Development, Division of Banking, Securities, and Corporations.

                                             Deborah B. Sedwick
                                             Commissioner


                                             Certified by: /s/ Gina Markovich
[SEAL]                                                    ----------------------
                                             Date: May 6, 1999
                                                   -----------------------------

================================================================================

                                                               FILE NO.: 48287-D
================================================================================

                                 State of Alaska
                 Department of Commerce and Economic Development
                Division of Banking, Securities and Corporations

                                   CERTIFICATE
                                       OF
                                  INCORPORATION

                              Business Corporation

The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that duplicate originals of the Articles of Incorporation of

                       PTI COMMUNICATIONS OF ALASKA, INC.

have been received in this office and are found to conform to law.

ACCORDINGLY, the undersigned, as such Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues the Certificate of Incorporation and attaches hereto a duplicate original of the Articles of Incorporation.

                                IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on September 5, 1991.


[SEAL]                                    /s/ Glenn A. Olds

                                          Dr. Glenn A. Olds
                                        COMMISSIONER OF COMMERCE
                                        AND ECONOMIC DEVELOPMENT

08-120B (Rev. 9/88)
5841M-2

Issued By: Corporations Section, P.O. Box D, Juneau, Alaska 99811,
      Telephone (907) 465-2530

================================================================================

                                                             Filed for Record
                                                              State of Alaska

                                                               SEP - 3 1991

                                                          Department of Commerce
                                                          & Economic Development

                            ARTICLES OF INCORPORATION

                                       OF

                       PTI COMMUNICATIONS OF ALASKA, INC.

--------------------------------------------------------------------------------

            KNOW ALL MEN BY THESE PRESENTS: That the undersigned, being over eighteen years of age, has formed a business corporation under and pursuant to the laws of the State of Alaska and does hereby certify:

                                    ARTICLE I

            The name of the corporation is PTI Communications of Alaska, Inc.

                                   ARTICLE II

            The object and purposes for which this corporation is formed are as follows:

            (a) This corporation shall have all the powers to do and transact any and all actions and have all of the powers mentioned and set forth directly or by inference in Alaska Statutes, Title 10, Chapter 6, including AS 10.06.010.

            (b) Without in any manner intending to limit the powers specified in the Alaska Statutes, this corporation, at its inception and as its main corporate purpose, shall engage in the business of provisioning of telecommunications services.

                                   ARTICLE III

            The authorized capital stock of this corporation shall be 1,000 shares of nonassessable common stock fully voting, fully participating.

            There is no cumulative voting of shares.

                                   ARTICLE IV

            To the extent available, both retained earnings and paid-in capital may be used for the purchase and redemption of common stock issued by this corporation.

                                    ARTICLE V

            To the full extent permitted by law and subject only to those limitations expressly stated in AS 10.06.210(1)(M), no director of this corporation shall have any personal liability to the corporation or its shareholders for monetary damages for the breach of fiduciary duty as a director. This provision shall apply in addition to, and not in substitution for, indemnification provisions contained in this corporation's Bylaws or provided by contract.

                                   ARTICLE VI

            There are no alien affiliates.

                                   ARTICLE VII

            The address of the corporation's initial registered office is:

                  CT Corporation System
                  240 Main Street, Suite 800
                  Juneau, Alaska 99801

            The name of the corporation's initial registered agent is: CT Corporation System.

                                  ARTICLE VIII

            The management of the affairs and concerns of this corporation is hereby vested in its Board of Directors. The number of directors shall be fixed from time to time by the Bylaws. The names and addresses of the initial Board of Directors are:

                  Charles E. Robinson
                  805 Broadway
                  Vancouver, Washington 98668

                  Theodore D. Berns
                  805 Broadway
                  Vancouver, Washington 98668

                  James H. Huesgen
                  805 Broadway
                  Vancouver, Washington 98668

            IN WITNESS WHEREOF, the undersigned, being the original incorporator hereinabove named, has signed these Articles of Incorporation this 29th day of August, 1991.


                                          /s/ Theodore D. Berns
                                          ----------------------------
                                          Theodore D. Berns

                                  VERIFICATION

STATE OF ALASKA           )
                          ) ss.
THIRD JUDICIAL DISTRICT   )

            I Theodore D. Berns, say on oath or affirm that I have read the foregoing Articles of Incorporation and believe all statements made therein are true.


                                          /s/ Theodore D. Berns
                                          ----------------------------
                                          Theodore D. Berns

            SUBSCRIBED AND SWORN TO or affirmed before me at Anchorage, Alaska, this 29th day of August, 1991.


                                          /s/ [ILLEGIBLE]
                                          ----------------------------
                                          NOTARY PUBLIC in and for Alaska
                                          My Commission Expires: 1-16-95

                STANDARD INDUSTRIAL CLASSIFICATION (S.I.C.) CODE

            PTI Communications of Alaska, Inc. selects S.I.C. 4810 as the classification nearest to its business description.

                                                                         48267-D

                                                             Filed for Record
                                                              State of Alaska

                                                               DEC - 2 1991

                                                          Department of Commerce
                                                          & Economic Development

            FIRST: The name of the corporation is PTI Communications of Alaska, Inc..

            SECOND:

            The names and addresses of each alien affiliate

                TRT/FTC COMMUNICATIONS LIMITED
                13-19 Curtain Road
                London EC2A 3LT

                CIDCOM S.A.
                LOTA 2267-PISO5-OF501
                Casilla 15372-SECTOR 9
                Santiago, Chile

                TRT DATA PRODUCTS COMMUNICATIONS
                Avenida Samuel Lewis
                Apartado 6-5902
                El Dorado, Panama
                Republic De Panama

All of the above corporations are subsidiaries of Pacific Telecom, Inc., the parent company of PTI Communications of Alaska, Inc. and do not own or control any shares of PTI Communications of Alaska, Inc.

            Executed this 11th day of October 1991.


                                          /s/ Theodore D. Berns
                                          ----------------------------
                                          Theodore D. Berns
                                          President

                                  VERIFICATION

STATE OF WASHINGTON     )
                        )  ss.
CLARK COUNTY            )

            I, Theodore D. Berns, say on oath or affirm that I have read the foregoing changes to the Articles of Incorporation and believe all statements made therein are true.


                                          /s/ Theodore D. Berns
                                          --------------------------------------
                                          Theodore D. Berns
                                          President & Chief Operating
                                          Officer

            SUBSCRIBED AND SWORN TO or affirmed before me at Vancouver, Washington, this 11th day of October, 1991.


                                          /s/ Pamela R. Bradford
                                          --------------------------------------
                                          NOTARY PUBLIC in and for Washington
                                          My Commission Expires: 10-15-91

                                                                          48287D

                         DISCLOSURE OF ALIEN AFFILIATES

      The names and addresses of each affiliate of PTI COMMUNICATIONS OF ALASKA, INC. which is a non-resident alien or a corporation whose place of incorporation is outside the United states and the percentage of shares controlled by each affiliate are:

                       TRT/FTC COMMUNICATIONS LIMITED
                       13-19 Curtain Road
                       London EC2A 3LT

                       TRT DATA PRODUCTS COMMUNICATIONS
                       Avenida Samuel Lewis
                       Apartado 6-5902
                       El Dorado, Panama
                       Republic De Panama

      All of the above corporations are subsidiaries of Pacific Telecom, Inc., the parent company of PTI COMMUNICATIONS OF ALASKA, INC., and do not own or control any shares of PTI COMMUNICATIONS OF ALASKA, INC.

                                                                        11-22-91

PTI COMMUNICATIONS OF ALASKA, INC.

                                                             805 Broadway
                                                             Vancouver, WA 98668

Directors:    Charles E. Robinson
              Theodore D. Berns
              James H. Huesgen
              Vern K. Dunham

Officers:     Charles E. Robinson       Chairman & Chief Executive
                                          Officer
              Theodore D. Berns         President & Chief Operating
                                          Officer
              James H. Huesgen          Executive Vice President
              Vern K. Dunham            Senior Vice President
              Donn T. Wonnell           Vice President & Secretary
              Brian N. Wirkkala         Vice President & Treasurer
              Maureen Z. Christie       Assistant Secretary

Date/State of
Incorporation: Alaska, 9/5/91

Authorized Shares: 1,000 shares common stock having no par value

Shareholder(s): 100% owned by Pacific Telecom, Inc.
                100 shares issued to PTI

Registered Agent: CT Corporation System

                                                                 File No 48287-D
================================================================================

                                 State of Alaska
                 Department of Commerce and Economic Development
                Division of Banking, Securities and Corporations

                                   CERTIFICATE
                                       OF
                                     MERGER

                              Business Corporation

The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that Articles of Merger, duly signed and verified pursuant to the provisions of the Alaska Corporations Code, have been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Merger of

                                     [SEAL]

                                  POLARNET, INC.
                                      into
                       PTI COMMUNICATIONS OF ALASKA, INC.

and attaches hereto the original copy of the Articles of Merger.

                        IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on DECEMBER 29, 1997.


                        /s/ Willis F. Kirkpatrick

                        Willis F. Kirkpatrick
                        Designee for the Commissioner of Commerce
                          and Economic Development

================================================================================

                                                              Filed for Record
                                                               State of Alaska

                                                                 DEC 29 1997

                                                             Dept. of Commerce &
                                                            Economic Development

                               ARTICLES OF MERGER
                                       OF
                                 POLARNET, INC.
                                      AND
                       PTI COMMUNICATIONS OF ALASKA, INC.

                          Domestic Stock Corporations

      Pursuant to the provisions of Sections 10.06.530, 10.06.532, 10.06.544 and
10.06.550 of the Alaska Corporations Code, PolarNet, Inc., an Alaska corporation ("Merging Corporation") and PTI Communications of Alaska, Inc., an Alaska corporation ("Surviving Corporation"), hereby adopt the following Articles of Merger for the purpose of merging the Merging Corporation into the Surviving Corporation.

                                    ARTICLE I

      This Articles of Merger and the Plan of Merger, attached hereto as Exhibit A, were duly approved by the directors and shareholders of both the Merging and Surviving Corporations in the manner prescribed by the Alaska Corporations Code. The Plan of Merger is incorporated herein by reference.

                                   ARTICLE II

      The Merging Corporation has 6,232 shares of capital stock without par value, issued and outstanding. All of such shares are of the same class, and thus no shares are entitled to vote by class. The Surviving Corporation has 100 shares of common stock without par value, issued and outstanding. All of such shares are of the same class, and thus no shares are entitled to vote by class.

                                   ARTICLE III

      All 6,232 issued and outstanding shares of PolarNet, Inc., the Merging Corporation, and all 100 issued and outstanding shares of PTI Communications of Alaska, Inc., the Surviving Corporation, voted for the Plan of Merger. No shares of either corporation voted against the Plan of Merger.

      IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger, this 16th day of December, 1997.


                                         PolarNet, Inc.

[Seal]                                   By: /s/ Murray H. Greer
                                            --------------------------------
                                           Murray H. Greer, Vice President

                                         Attest: [ILLEGIBLE]
                                                ----------------------------


                                         PTI Communications of Alaska, Inc.

[Seal]                                   By: /s/ Murray H. Greer
                                            --------------------------------
                                           Murray H. Greer, Vice President

                                         Attest: [ILLEGIBLE]
                                                ----------------------------

STATE OF WASHINGTON     )
                        ) ss:
COUNTY OF CLARK         )

      THIS IS TO CERTIFY that on the 16th day of December, 1997, at Vancouver, Washington, before me personally appeared Murray H. Greer; and that he acknowledged to me that he executed the foregoing instrument for and on behalf of PolarNet, Inc.; that he is Vice President of said corporation, and is authorized to so execute; that he knew the contents thereof and that the same was the free and voluntary act of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal.


[Seal]                              /s/ Pamela R. Bradford
                                    -------------------------------
                                    Notary Public for Washington
                                    My Commission Expires: 11-15-99

STATE OF WASHINGTON     )
                        ) ss:
COUNTY OF CLARK         )

      THIS IS TO CERTIFY that on the 16th day of December,1997 at Vancouver, Washington, before me personally appeared Murray H. Greer; and that he acknowledged to me that he executed the foregoing instrument for and on behalf of PTI Communications of Alaska, Inc.; that he is Vice President of said corporation, and is authorized to so execute; that he knew the contents thereof and that the same was the free and voluntary act of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal.


[Seal]                              /s/ Pamela R. Bradford
                                    -------------------------------
                                    Notary Public for Washington
                                    My Commission Expires: 11-15-99

                                                              Filed for Record
                                                               State of Alaska

                                                                 DEC 29 1997

                                                             Dept. of Commerce &
                                                            Economic Development

                                 PLAN OF MERGER
                                       OF
                                 POLARNET, INC.
                                       AND
                       PTI COMMUNICATIONS OF ALASKA, INC.

      This Plan of Merger is dated this 16th day of December, 1997, pursuant to the laws of the State of Alaska, by and between PolarNet, Inc., an Alaska corporation, and PTI Communications of Alaska, Inc., an Alaska corporation.

1. Names of Corporations. The name of the corporation proposing to merge is PolarNet, Inc. (hereinafter referred to as the "Merging Corporation") and the name of the corporation into which it proposes to merge is PTI Communications of Alaska, Inc. (hereinafter referred to as the "Surviving Corporation").

2. Terms and Conditions. Upon the effective date of this Plan of Merger, as defined in Paragraph 7. below:

      (a) PolarNet, Inc. (the Merging Corporation) shall be merged with and into PTI Communications of Alaska, Inc., which shall be the Surviving Corporation;

      (b)   The corporate existence of the Merging Corporation shall cease;

      (c) The corporate existence of PTI Communications of Alaska, Inc., as the Surviving Corporation, shall continue;

      (d) From and after the effective date of this Plan of Merger, the Articles of Incorporation and Bylaws of PTI Communications of Alaska, Inc. in effect immediately prior to the Merger, shall continue and remain in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation until they shall be altered, amended or repealed as provided by law.

      (e) From and after the effective date of this Plan of Merger, the persons who are the Directors and Officers, respectively, of the Surviving Corporation shall hold office as provided for in the Surviving Corporation until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

      (f) The name of the Surviving Corporation shall remain PTI Communications of Alaska, Inc.

3.    Manner of Converting Shares.

      (a) The capital stock of the Surviving Corporation consists of 1,000 shares of common stock without par value, of which 100 shares are issued and outstanding (all of which are owned by Pacific Telecom, Inc., a Washington corporation). The capital stock of the Merging Corporation consists of 10,000 shares of common stock without par value, of which 6,232 shares are issued and outstanding (all of which are owned by Pacific Telecom, Inc., a Washington corporation).

      (b) Upon the effective date of this Plan of Merger, the capital stock of the Merging Corporation shall be canceled and retired, and the capital stock of the Surviving Corporation shall remain issued and outstanding.

4. Changes in Articles of Incorporation. No changes in the Articles of Incorporation of PTI Communications of Alaska, Inc., the Surviving Corporation, shall be effected by the Merger.

5. Assignments. If at any time the Surviving Corporation shall deem or be advised that any conveyances, assignments, assurances, deeds or other instruments are necessary or desirable to vest, or to perfect or confirm of record or otherwise, in the Surviving Corporation the title to any property acquired or to be acquired by reason of or as a result of the Merger provided for by this Plan of Merger, the proper officers and directors of the Merging Corporation shall and will execute and deliver all such instruments and will do all things necessary or proper so to vest, perfect, or confirm title to such property in the Surviving Corporation and otherwise to carry out the purpose of this Plan of Merger.

6. Abandonment. The merger provided for herein may be abandoned at any time before this Plan of Merger becomes effective by vote of the Board of Directors of the Merging Corporation or the Surviving Corporation.

7. Effective Date. This Plan of Merger shall be effective upon the issuance of the Certificate of Merger by the Commissioner of Commerce and Economic Development, State of Alaska,

      IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed by their authorized officer and their corporate seal to be affixed hereto and attested by their Secretary as of the day and year first written above.

                                            PolarNet, Inc.

Attest: /s/ [ILLEGIBLE]                     By /s/ Murray H. Greer
       ---------------------                  ----------------------------------
       Assistant Secretary                    Murray H. Greer, Vice President

[Seal]

                                           PTI Communications of Alaska, Inc.

Attest: /s/ [ILLEGIBLE]                     By /s/ Murray H. Greer
       ---------------------                  ----------------------------------
       Assistant Secretary                    Murray H. Greer, Vice President

[Seal]